UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2011 (January 31, 2011)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5507	06-0842255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, ME		04101
(Address of Principal Executive Offices)		(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Evans Shoal Agreement

On January 31, 2011, Santos Offshore Pty Ltd. (“Santos”) and Magellan Petroleum Australian Limited (“MPAL”), a wholly-owned subsidiary of Magellan Petroleum Corporation (“Company”) executed a Deed of Variation to further amend the March 25, 2010 Assets Sale Deed, between Santos and MPAL (“Evans Shoal Agreement”) governing MPAL’s purchase of Santos’ interests in the undeveloped Evans Shoal gas field consisting of: (i) a 40% participating interest in the Evans Shoal Joint Operating Agreement and (ii) a 40% legal and beneficial ownership interest in the Evans Shoal Title (as defined in the Evans Shoal Agreement) (“Transaction”). As previously reported on December 23, 2010, Santos and MPAL entered into an Extension Deed to extend the closing date of the Transaction through to January 31, 2011.

The Deed of Variation further extends the closing date of the Transaction through to May 31, 2011 in exchange for (1) MPAL’s release to Santos of the initial A$15 million escrow deposit payment made towards the closing price (A$100 million) in March 2010 (“First Escrow Amount”) and (2) an additional A$10 million escrow account deposit towards the closing price (“Second Escrow Amount”). Under the Deed of Variation, the First Escrow Amount must be released to Santos on or before February 7, 2010 while the Second Escrow Amount must be deposited into escrow consistent with the terms of the Assets Sales Deed on or before February 14, 2010. While the Deed of Variation provides that the payment of the Second Escrow Amount will be made in accordance with the terms of the Asset Sales Deed which provides certain defined circumstances under which MPAL is entitled to reimbursement of the deposit, the Deed of Variation re-classifies the First Escrow Amount as non-refundable. It is anticipated that MPAL will fund the Second Escrow Amount directly.

The above summary of the Deed of Variation is qualified in its entirety by reference to the full text of the Deed of Variation, dated as of January 31, 2011, a copy of which the Company intends to file as an exhibit to its quarterly report on Form 10-Q for the quarter ending March 31, 2011.

Item 8.01	Other Events

Company Press Release

On February 1, 2011, the Company issued a press release announcing the signing of the Deed of Variation. A copy of the Company’s February 1, 2011 press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following document is filed herewith as an exhibit:

99.1	Company press release, dated February 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ William H. Hastings
Name: William H. Hastings
Title: President and Chief Executive Officer

Dated: February 4, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release, dated February 1, 2011